Exhibit 99.1

Adaptimmune Reports First Quarter Financial Results and Business Update

Completed submission of the clinical module (Part 2) of the afami-cel BLA;
afami-cel is targeted to be the first marketed engineered T-cell therapy for a solid tumor

Adaptimmune and GSK agreed terms for transfer of PRAME and NY-ESO target programs; Adaptimmune will receive ~$37 million in upfront and milestone payments

Announced strategic combination with TCR2 to create a preeminent cell therapy company for solid tumors; following closing of the transaction in Q2 2023, cash runway extended into early 2026

Webcast to be held today, May 12, 2023, at 8:00 a.m. EDT (1:00 p.m. BST)

PHILADELPHIA, PA. and OXFORD, UK, May 12, 2023 – Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in cell therapy to treat cancer, today reported financial results for the first quarter ended March 31, 2023 and provided a business update.

Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer: “We have entered 2023 at pace with the announcement of the strategic combination with TCR2, the finalization of the return of lete-cel from GSK and continued excellent progress on the rolling BLA submission to make afami-cel a transformative therapy for people with synovial sarcoma. In addition, we are deploying ADP-A2M4CD8 in ovarian cancer with the SURPASS-3 clinical trial. Following the strategic combination with TCR2, the combined company will have the most robust and advanced pipeline in the solid tumor cell therapy field and will position us as a preeminent integrated cell therapy company with a cash runway into early 2026.”

Afami-cel - Adaptimmune’s first potential commercial product for the treatment of synovial sarcoma

BLA update

In Q1 2023, Adaptimmune completed submission of the clinical module (Part 2) of the afami-cel BLA, which is targeted for completion in mid-2023. This BLA is supported by data from Cohort 1 of the pivotal trial SPEARHEAD-1, which met its primary endpoint for efficacy. The Company has Regenerative Medicine Advanced Therapy (RMAT) designation from the FDA for afami-cel for the treatment of synovial sarcoma. Cohort 2 of the SPEARHEAD-1 trial has completed recruitment.

Data presentations

ASGCT: Translational analyses for afami-cel will be showcased on May 18th at 4:00 p.m. PST during the Cell Therapy Product Engineering and Development oral session in Room 502AB at the upcoming American Society of Cell and Gene Therapy (ASGCT) Annual Meeting in a presentation entitled “Mechanistic Characterization of Afamitresgene Autoleucel.” These analyses seek to correlate in-vitro T-cell effector functions with patient response.

ASCO: Data from SPEARHEAD-1 will be presented on June 3rd at 1:15 p.m. CDT during the Sarcoma Track Poster Session in Hall A at the upcoming American Society of Clinical Oncology (ASCO) Annual Meeting in a presentation entitled: “The SPEARHEAD-1 trial of afamitresgene autoleucel ("afami-cel"): Analysis of overall survival in advanced synovial sarcoma.”

AACR: Translational data from patients with sarcoma who received afami-cel were presented at the American Association for Cancer Research (AACR) annual meeting in April. Data demonstrated engagement of the broader immune system after a single dose of afami-cel correlating with durable antitumor activity (poster can be accessed here). These data further support the use of afami-cel for the treatment of synovial sarcoma.

ADP-A2M4CD8 – Adaptimmune’s next-generation product with responses in multiple solid tumor indications

●	Initiating the Phase 2 SURPASS-3 trial in combination with nivolumab for platinum resistant ovarian cancer. This trial has the potential to become registrational. ADP-A2M4CD8 has been granted FDA RMAT designation for treatment of patients with platinum resistant ovarian cancer.
●	Initiating additional cohorts in the Phase 1 SURPASS trial in combination with pembrolizumab to treat patients in the first-line treatment setting for head & neck cancer and second-line setting for urothelial cancer.

Additional pipeline updates

●	Adaptimmune and GSK agreed terms for transfer of PRAME and NY-ESO target programs back to Adaptimmune. Adaptimmune will receive ~$37 million from GSK in relation to the transition of the ongoing NY-ESO clinical trials
●	Adaptimmune and GSK will work collaboratively to ensure continuity for patients in ongoing clinical trials for lete-cel and next generation TCR T-cells targeting NY-ESO
●	Adaptimmune will continue to focus on its MAGE-A4 franchise while determining the optimal development path for complementary PRAME and NY-ESO programs
●	Partnered programs with Genentech continue with the allogeneic pipeline

Strategic combination with TCR2

●	Adaptimmune announced a strategic combination with TCR² Therapeutics Inc.
●	As a result, and following the closing of the transaction, it is anticipated that the combined company’s cash runway will extend into 2026.
●	The Adaptimmune General Meeting will be held on May 30, 2023 and, subject to receipt of approvals of Adaptimmune shareholders and TCR² stockholders and satisfaction or waiver of other closing conditions, the transaction is expected to close in Q2 2023, following which Adaptimmune shareholders will own approximately 75% of the combined company and TCR[2] stockholders will own approximately 25% of the combined company.
●	Further information about the combined pipeline, catalysts and changes to the Board of Directors was provided in the March Press Release.

Financial Results for the first quarter ended March 31, 2023

●	Cash / liquidity position: As of March 31, 2023, Adaptimmune had cash and cash equivalents of $119.9 million and Total Liquidity[1] of $165.6 million, compared to $108.0 million and $204.6 million, respectively, as of December 31, 2022.
●	Revenue: Revenue for the first quarter ended March 31, 2023 was $47.6 million, compared to $3.6 million for the same period in 2022. Revenue has increased primarily due to the termination of the Astellas collaboration, resulting in a release of the remaining deferred income for the collaboration being released as revenue in March 2023.
●	Research and development (R&D) expenses: R&D expenses for the first quarter ended March 31, 2023 were $25.5 million, compared to $36.8 million for the same period in 2022. R&D expenses decreased due to a decrease in the average number of employees engaged in research and development, decreases in subcontracted expenditures, a decrease in share-based compensation expenses and a decrease in offsetting reimbursements receivable for research and development tax and expenditure credits.
●	General and administrative (G&A) expenses: G&A expenses for the first quarter ended March 31, 2023 were $20.4 million, compared to $16.8 million for the same period in 2022 due to restructuring charges recognised in the quarter and an increase in other corporate costs due to an increase in accounting, legal and professional fees incurred in relation to the TCR2 Therapeutics Inc merger agreement, offset by a decrease in share-based compensation expenses.
●	Net profit/(loss): Net profit attributable to holders of the Company’s ordinary shares for the first quarter ended March 31, 2023 was $1.0 million ($0.00 profit per ordinary share), compared to a net loss of $50.3 million ($(0.05) loss per ordinary share), for the same period in 2022.

Financial Guidance

The Company believes that its existing cash, cash equivalents and marketable securities, together with the additional payments under the Strategic Collaboration and License Agreement with Genentech and payments under the Termination and Transfer Agreement with GSK, will fund the Company’s current operations into early 2025, as further detailed in the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2023, to be filed with the Securities and Exchange Commission following this earnings release.

On March 6, 2023 the Company announced entry into a merger agreement under which the Company will combine with TCR² Therapeutics Inc in an all-stock transaction. Following the closing of the transaction, we currently estimate that the cash runway of the combined company will extend into early 2026.

Webcast Information

The Company will host a live webcast to provide additional details at 8:00 a.m. EDT (1:00 p.m. BST) today, May 12, 2023. A live webcast of the conference call and replay can be accessed at  https://www.gowebcasting.com/12528. Call in information is as follows: (800)-319-4610 (US or Canada) or +1 (416)-915-3239 (International and additional options available HERE). Callers should dial in 5-10 minutes prior to the scheduled start time and simply ask to join the Adaptimmune call.

About Adaptimmune

1 Total liquidity is a non-GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This communication relates to the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated March 5, 2023, as amended on April 5, 2023, by and among Adaptimmune Therapeutics plc (“Parent”), CM Merger Sub, Inc. (“Merger Sub”), and TCR² Therapeutics Inc.  (the “Company”). This communication includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the proposed transaction between  Parent and the Company and the operations of the combined company that involve risks and uncertainties relating to future events and the future performance of Parent and the Company. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding: the business combination and related matters, including, but not limited to, satisfaction of closing conditions to the proposed transaction, prospective performance and opportunities with respect to Parent or the Company, post-closing operations and the outlook for the companies’ businesses; Parent’s, the Company’s or the combined company’s targets, plans, objectives or goals for future operations, including those related to Parent’s and the Company’s product candidates, research and development, product candidate introductions and product candidate approvals as well as cooperation in relation thereto; projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures; future economic performance, future actions and outcome of contingencies such as legal proceedings; and the assumptions underlying or relating to such statements.

These statements are based on Parent’s and the Company’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing for completion of the proposed transaction; uncertainties as to Parent’s and/or the Company’s ability to obtain the approval of Parent’s shareholders or the Company’s stockholders required to consummate the proposed transaction; the possibility that competing offers will be made by third parties; the occurrence of events that may give rise to a right of one or both of Parent and the Company to terminate the merger agreement; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived on a timely basis or at all, including the possibility that a governmental entity may prohibit, delay, or refuse to grant approval, if required, for the consummation of the proposed transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of consents or regulatory approvals or actions, if any; the possibility that the proposed transaction may not be completed in the time frame expected by Parent and the Company, or at all; the risk that Parent and Company may not realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the proposed transaction on relationships with Parent’s or the Company’s employees, business or collaboration partners or governmental entities; the ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the proposed transaction; potential negative effects related to this announcement or the consummation of the proposed transaction on the market price of Parent’s American Depositary Shares or the Company’s common stock and/or Parent’s or the Company’s operating or financial results; uncertainties as to the long-term value of Parent’s American Depositary Shares (and the ordinary shares represented thereby), including the dilution caused by Parent’s issuance of additional American Depositary Shares (and the ordinary shares represented thereby) in connection with the proposed transaction; unknown liabilities related to Parent or the Company; the nature, cost and outcome of any litigation and other legal proceedings involving Parent, the Company or their respective directors, including any legal proceedings related to the proposed transaction; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of Parent’s or the Company’s programs or product candidates; risks related to any loss of Parent’s or the Company’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for Parent or the Company’s product candidates, the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by Parent, the Company and/or their respective collaborators or licensees; the extent to which the results from the research and development programs conducted by Parent, the Company, and/or their respective collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of Parent or the Company’s product candidates, and the impact of studies (whether conducted by Parent, the Company or others and whether mandated or voluntary) on any of the foregoing; unexpected breaches or terminations with respect to Parent’s or the Company’s material contracts or arrangements; risks related to competition for Parent’s or the Company’s product candidates; Parent’s or the Company’s ability to successfully  develop or commercialize Parent’s or the Company’s product candidates; Parent’s, the Company’s, and their collaborators’ abilities to continue to conduct current and future developmental, preclinical and clinical programs; potential exposure to legal proceedings and investigations; risks related to changes in governmental laws and related interpretation thereof, including on reimbursement, intellectual property protection and regulatory controls on testing, approval, manufacturing, development or commercialization of any of Parent’s or the Company’s product candidates; unexpected increase in costs and expenses with respect to the potential transaction or Parent’s or the Company’s business or operations; and risks and uncertainties related to epidemics, pandemics or other public health crises and their impact on Parent’s and the Company’s respective businesses, operations, supply chain, patient enrollment and retention, preclinical and clinical trials, strategy, goals and anticipated milestones. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. A more complete description of these and other material risks can be found in Parent’s and the Company’s respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including each of their Annual Reports on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on

Form 10-Q and other documents that may be filed from time to time with the SEC, as well as, the Registration Statement on Form S-4 which includes the joint proxy statement of Parent and the Company that also constitutes the prospectus of Parent, which joint proxy statement/prospectus has been mailed or otherwise disseminated to Parent’s shareholders and the Company’s stockholders on or about April 24, 2023. Parent and the Company also plan to file other relevant documents with the SEC regarding the proposed transaction.

Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs and judgments of Parent’s and the Company’s management, and the reader is cautioned not to rely on any forward-looking statements made by Parent or the Company. Unless required by law, neither Parent nor the Company is under no duty and undertakes no obligation to update or revise any forward-looking statement after the distribution of this document, including without limitation any financial projection or guidance, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to subscribe for, buy or sell or the solicitation of an offer to subscribe for, buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of, or offer to sell or buy, securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is for informational purposes only. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, Parent and the Company filed with the SEC a Registration Statement on Form S-4. The Registration Statement on Form S-4 includes a document that serves as a prospectus of Parent and a joint proxy statement of Parent and the Company, and each party may also file other documents regarding the proposed transaction with the SEC.

Parent and the Company mailed or otherwise provided to its respective shareholders and stockholders the joint proxy statement/prospectus and other relevant documents in connection with the proposed transaction on or about April 24, 2023. Before making a voting decision, Parent shareholders and the Company stockholders are urged to read the joint proxy statement/prospectus and any other documents filed by each of Parent and the Company with the SEC in connection with the proposed transaction or incorporated by reference therein carefully and in their entirety because they will contain important information about Parent, the Company and the proposed transaction. You may obtain a copy of these materials (when they are available) and other documents filed by Parent and the Company with the SEC for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at https://investors.tcr2.com/ or by contacting the Company’s Investor Relations Department at https://investors.tcr2.com/contact-ir. Copies of the documents filed with the SEC by Parent are available free of charge on Parent’s website at https://www.adaptimmune.com/investors-and-media/sec-filings or by contacting Parent’s Investor Relations Department at IR@adaptimmune.com.

Participants in the Solicitation

Parent, the Company and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Parent, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Parent’s proxy statement for its 2023 Annual General Meeting, which was filed with the SEC on April 13, 2023, the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on  March 6, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on September 1, 2022, the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 23, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Security holders, potential investors and other readers should read the joint proxy statement/prospectus included in the Registration Statement on Form S-4 carefully before making any voting or investment decision. You may obtain free copies of these documents from Parent or the Company using the sources indicated above.

Total Liquidity (a non-GAAP financial measure)

Total Liquidity (a non-GAAP financial measure) is the total of cash and cash equivalents and marketable securities (available-for-sale debt securities). Each of these components appears separately in the condensed consolidated balance sheet. The U.S. GAAP financial measure most directly comparable to Total Liquidity is cash and cash equivalents as reported in the condensed consolidated financial statements, which reconciles to Total Liquidity as follows (in millions):

	March 31,	December 31,
	2023	2022
Cash and cash equivalents	$119,866	$108,033
Marketable securities - available-for-sale debt securities	45,688	96,572
Total Liquidity	$165,554	$204,605

The Company believes that the presentation of Total Liquidity provides useful information to investors because management reviews Total Liquidity as part of its assessment of overall solvency and liquidity, financial flexibility, capital position and leverage.

Condensed Consolidated Statement of Operations

(unaudited, in thousands, except per share data)

	Three months ended
	March 31,
	2023	2022
Revenue	$47,601	$3,575
Operating expenses
Research and development	(25,548)	(36,752)
General and administrative	(20,397)	(16,804)
Total operating expenses	(45,945)	(53,556)
Operating profit/(loss)	1,656	(49,981)
Interest income	676	338
Other (expense) income, net	(671)	12
Profit/(loss) before income tax expense	1,661	(49,631)
Income tax expense	(625)	(634)
Net profit/(loss) attributable to ordinary shareholders	$1,036	$(50,265)

Net profit/(loss) per ordinary share
Basic	$0.00	$(0.05)
Diluted	$0.00	$(0.05)

Weighted average shares outstanding:
Basic	991,330,402	940,029,247
Diluted	1,000,276,615	940,029,247

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share data)

	March 31,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$119,866	$108,033
Marketable securities - available-for-sale debt securities	45,688	96,572
Accounts receivable, net of allowance for expected credit losses of $0 and $0	1,715	7,435
Other current assets and prepaid expenses	46,479	43,330
Total current assets	213,748	255,370

Restricted cash	1,578	1,569
Operating lease right-of-use assets, net of accumulated amortization of $10,296 and $9,470	17,947	18,019
Property, plant and equipment, net of accumulated depreciation of $38,534 and $38,588	54,365	53,516
Intangible assets, net of accumulated amortization of $4,904 and $4,676	443	442
Total assets	$288,081	$328,916

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,187	$4,753
Operating lease liabilities, current	2,842	2,728
Accrued expenses and other current liabilities	33,210	31,215
Restructuring provision	88	2,285
Deferred revenue, current	22,304	23,520
Total current liabilities	63,631	64,501

Operating lease liabilities, non-current	19,991	20,349
Deferred revenue, non-current	119,251	160,892
Other liabilities, non-current	1,332	1,296
Total liabilities	204,205	247,038

Stockholders’ equity
Common stock - Ordinary shares par value £0.001, 1,282,773,750 authorized and 993,699,960 issued and outstanding (2022: 1,282,773,750 authorized and 987,109,890 issued and outstanding)	1,407	1,399
Additional paid in capital	992,520	990,656
Accumulated other comprehensive loss	(1,785)	(875)
Accumulated deficit	(908,266)	(909,302)
Total stockholders' equity	83,876	81,878

Total liabilities and stockholders’ equity	$288,081	$328,916

Condensed Consolidated Cash Flow Statement

(unaudited, in thousands)

	Three months ended
	March 31,
	2023	2022
Cash flows from operating activities
Net profit/(loss)	$1,036	$(50,265)
Adjustments to reconcile net profit/(loss) to net cash used in operating activities:
Depreciation	1,659	1,386
Amortization	186	209
Share-based compensation expense	1,676	5,586
Unrealized foreign exchange losses/(gains)	563	(244)
Amortization on available-for-sale debt securities	112	999
Other	134	220
Changes in operating assets and liabilities:
Decrease/(increase) in receivables and other operating assets	3,683	(10,759)
Increase in payables and other current liabilities	21	964
Decrease in deferred revenue	(46,353)	(2,497)
Net cash used in operating activities	(37,283)	(54,401)

Cash flows from investing activities
Acquisition of property, plant and equipment	(2,349)	(7,114)
Acquisition of intangible assets	(173)	—
Maturity or redemption of marketable securities	50,863	44,536
Investment in marketable securities	—	(42,197)
Net cash provided by/(used in) investing activities	48,341	(4,775)

Cash flows from financing activities
Proceeds from issuance of common stock from offerings, net of commissions and issuance costs	188	—
Proceeds from exercise of stock options	8	35
Net cash provided by financing activities	196	35

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	588	(1,270)
Net increase/(decrease) in cash, cash equivalents and restricted cash	11,842	(60,411)
Cash, cash equivalents and restricted cash at start of period	109,602	151,666
Cash, cash equivalents and restricted cash at end of period	$121,444	$91,255

Adaptimmune Contact

Investor Relations

Juli P. Miller, Ph.D. — VP, Corporate Affairs and Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com

Media Relations

Dana Lynch, Senior Director of Corporate Communications

M: +1 267 990 1217

Dana.Lynch@adaptimmune.com